Exhibit 10.21

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of June 30, 2015 and amended on July 31, 2015 (this “Agreement”), is entered into by and among SecureWorks Holding Corporation, a Georgia corporation (together with any successor thereto, the “Company”), Denali Holding Inc., a Delaware corporation (“Denali”) of which the Company is an indirect wholly-owned subsidiary, and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”).

RECITALS

A. On the terms and subject to the conditions set forth herein, each Investor agrees to purchase from the Company, and the Company agrees to sell and issue to such Investor, a subordinated convertible promissory note (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite such Investor’s name on Schedule I hereto.

B. The Notes may be converted into shares of Common Stock of the Company (the “Company Common Stock”) or Denali Common Stock (as defined below) under certain circumstances, as specified in the Notes, unless earlier repaid.

C. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes.

(a) Issuance of Notes. Subject to the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a subordinated convertible promissory note in the form of Exhibit A hereto in the principal amount set forth opposite such Investor’s name on Schedule I hereto. The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed $25,000,000.

(b) Delivery. The closing of the sale and purchase of the Notes (the “Closing”) shall take place on the later of (i) the second business day following the date on which all conditions to the Closing set forth in Sections 5, 6 and 7 have been satisfied or waived or (ii) August 3, 2015 (such date, the “Closing Date”). At the Closing, the Company will deliver to each of the Investors the Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). The Company may conduct one or more additional closings within ninety (90) calendar days of the Closing (each, an “Additional Closing”) to be held at such place and time as the Company and the Investors participating in such Additional Closing may determine (each, an “Additional Closing Date”). At each Additional Closing, the Company will deliver to each of the Investors participating in such Additional Closing the Note to be purchased by such Investor, against receipt by the Company of the corresponding Purchase Price. Each of the Notes will be registered in such Investor’s name in the Company’s records.

(c) Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for the Company’s working capital and general corporate purposes.

(d) Payments. The Company will make all cash payments due under the Notes in United States dollars in immediately available funds by 4:00 p.m. eastern time on the date such payment is due at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.

2. Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule, attached hereto as Exhibit B, the Company represents and warrants to each Investor that:

(a) Due Incorporation, Qualification, Compliance with Laws, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted, (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed would reasonably be expected to have a Material Adverse Effect and (iv) is in material compliance with all requirements of law except where such failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any event, circumstance, change in or effect on the Company and its subsidiaries (or Denali and its subsidiaries in connection with representations and warranties made by Denali in this Agreement) that is or would reasonably be expected to be materially adverse to the consolidated results of operations or the consolidated financial condition of the Company and its subsidiaries (or Denali and its subsidiaries, as applicable), taken as a whole, or would adversely affect the Company’s (or Denali’s, as applicable) ability to perform its obligations under the Notes.

(b) Authority. The execution, delivery and performance by the Company of its obligations under this Agreement and each Note issued hereunder (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated thereby (i) are within the corporate power of the Company and (ii) have been duly authorized by all necessary corporate actions on the part of the Company.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute when so executed and delivered, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation by the Company of the transactions contemplated thereby do not and will not (i) violate the Company’s Articles of Incorporation or Bylaws (as amended, the “Company Charter Documents”), accurate and complete copies of which have been provided to each Investor, (ii) violate any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company, (iii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), (A) any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound or (B) the Denali Debt, or (iv) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties, except (in the case of (ii), (iii)(A) and (iv)) such as would not result in a Material Adverse Effect.

(e) Subsidiaries. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to own, lease and operate its properties and carry on its business as now conducted. None of the Company’s subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation in such jurisdiction and in which the failure to qualify as such would have a Material Adverse Effect.

(f) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(g) No Violation or Default. None of the Company or the Company’s subsidiaries is in violation of or in default with respect to (i) the Company Charter Documents, (ii) any judgment, order, writ, decree, statute, rule or regulation applicable to such Person, or (iii)(A) any mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound or (B) the Denali Debt (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), except (in the case of (ii) or (iii)(A)) such as would not result in a Material Adverse Effect.

(h) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company or the Company’s subsidiaries at law or in equity in any court or before any other governmental authority that (i) if adversely determined would (alone or in the aggregate) result in a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

(i) Title. The Company and the Company’s subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties as reflected in the Interim Company Financial Statements (except those assets and properties disposed of in the ordinary course of business since the date of such financial statements) and all respective assets and properties acquired by the Company and the Company’s subsidiaries since such date (except those disposed of in the ordinary course of business). Such assets and properties are subject to no Lien other than (i) Liens for current taxes not yet due and payable, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) Liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto, and which have not arisen otherwise than in the ordinary course of business.

(j) Intellectual Property. The Company and the Company’s subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights (the “Intellectual Property”)

necessary for its business as now conducted, except to the extent that the lack of such rights would not reasonably be expected to have a Material Adverse Effect. No claim has been asserted to the Company in writing or, to the knowledge of the Company, orally that is pending by any Person challenging or questioning the Company’s or the Company’s subsidiaries’ use of any Intellectual Property or the validity or effectiveness of such Intellectual Property, unless such claim would not reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by the Company and the Company’s subsidiaries, and the conduct of their business, as currently conducted, does not infringe on or otherwise violate the rights of any Person, unless such infringement would not reasonably be expected to have a Material Adverse Effect, and there are no written claims pending or, to the knowledge of the Company, threatened in writing and presented to the Company to such effect.

(k) Financial Statements. The Company has delivered or made available to each Investor its audited financial statements as of and for the fiscal year ended January 30, 2015 (the “Company Audited Financial Statements”) and its unaudited financial statements as of and for the three (3) month period ended May 1, 2015 (the “Interim Company Financial Statements,” together with the Company Audited Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Company Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the Interim Company Financial Statements to normal year-end audit adjustments. The Company has no material liabilities (contingent, or otherwise) that are required to be reflected on a balance sheet prepared in accordance with U.S. GAAP except for (a) liabilities or obligations reflected or reserved against as of the date of the Interim Company Financial Statements, (b) liabilities or obligations incurred in connection with the preparation, negotiation, execution and performance of this Agreement, (c) current liabilities incurred in the ordinary course of business since the date of the Interim Company Financial Statements and (d) liabilities or obligations that would not reasonably be expected to have a Material Adverse Effect.

(l) Capitalization. The Company’s total authorized share capital consists of 1,000 shares of common stock, all of which are issued and outstanding immediately prior to the Closing and indirectly but wholly owned by Denali (the “Equity Securities”). All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. There are as of the date of this Agreement no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities. There are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by the Company Charter Documents as of the date hereof, or relevant state and federal securities laws, and no holder of any Equity Security of the Company or other Person is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all Equity Securities of the Company issued before the Closing Date complied with applicable federal and state securities laws. No Person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any Equity Securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement. The Indebtedness of the Company consists, immediately prior to the Closing, of the Indebtedness set forth in Subsection 2(l) of the Company Disclosure Schedule.

(m) Solvency. The Company, before and after giving effect to the transactions contemplated herein, including without limitation the sale and issuance by the Company, and purchase by the Investors, of the Notes, is Solvent. “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured in the ordinary course, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature in the ordinary course. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

3. Representations and Warranties of Denali. Except as set forth in the Denali Disclosure Schedule, attached hereto as Exhibit C, Denali represents and warrants to each Investor that:

(a) Due Incorporation, Qualification, Compliance with Laws, etc. Denali (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted, (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed would reasonably be expected to have a Material Adverse Effect and (iv) is in material compliance with all requirements of law except where such failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(b) Authority. The execution, delivery and performance by Denali of the Transaction Documents to be executed by Denali and the consummation of the transactions contemplated thereby (i) are within the power of Denali and (ii) have been duly authorized by all necessary actions on the part of Denali.

(c) Enforceability. Each Transaction Document executed, or to be executed, by Denali has been, or will be, duly executed and delivered by Denali and constitutes, or will constitute when so executed and delivered, a legal, valid and binding obligation of Denali, enforceable against Denali in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by Denali of the Transaction Documents and the performance and consummation by Denali of the transactions contemplated thereby do not and will not (i) violate Denali Certificate (as defined below) or Bylaws (as amended, collectively, the “Denali Charter Documents”), accurate and complete copies of which have been provided to each Investor, (ii) violate any material judgment, order, writ, decree, statute, rule or regulation applicable to Denali, (iii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), (A) any mortgage, indenture, agreement, instrument or contract to which Denali is a party or by which it is bound or (B) the Denali Debt, or (iv) result in the creation or imposition of any Lien upon any property, asset or revenue of Denali or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Denali, its business or operations, or any of its assets or properties, except (in the case of (ii), (iii)(A) and (iv)) such as would not result in a Material Adverse Effect.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by Denali and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(f) Financial Statements. Denali has delivered or made available to each Investor its audited financial statements as of and for the fiscal year ended January 30, 2015 (the “Audited Denali Financial Statements”) and its unaudited financial statements as of and for the three (3) month period ended May 1, 2015 (the “Interim Denali Financial Statements” together with the “Audited Denali Financial Statements,” the “Denali Financial Statements”). The Denali Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Denali Financial Statements fairly present in all material respects the financial condition and operating results of Denali as of the dates, and for the periods, indicated therein, subject in the case of the Interim Denali Financial Statements to normal year-end audit adjustments. Denali has no material liabilities (contingent, or otherwise) that are required to be reflected on a balance sheet prepared in accordance with U.S. GAAP except for (a) liabilities or obligations reflected or reserved against as of the date of the Interim Denali Financial Statements, (b) liabilities or obligations incurred in connection with the preparation, negotiation, execution and performance of this Agreement, (c) current liabilities incurred in the ordinary course of business since the date of the Interim Denali Financial Statements and (d) liabilities or obligations that would not reasonably be expected to have a Material Adverse Effect.

(g) Capitalization.

(i) The authorized capital of Denali consists, as of May 1, 2015, of:

A. 700,000,000 shares of common stock, of which (x) 350,000,000 shares have been designated Series A Common Stock, 306,514,396.27 of which are issued and outstanding immediately prior to the Closing (the “Denali Series A”), (y) 150,000,000 shares have been designated Series B Common Stock, 98,181,818.24 of which are issued and outstanding immediately prior to the Closing (the “Denali Series B”), and (z) 200,000,000 shares have been designated Series C Common Stock, 135,665 of which are issued and outstanding immediately prior to the Closing (the “Denali Series C,” together with the Denali Series A and the Denali Series B, the “Denali Common Stock”). All of the outstanding shares of Denali Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

B. 100 shares of preferred stock, $0.01 par value per share (the “Denali Preferred Stock”), none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Denali Preferred Stock are as stated in the Third Amended and Restated Certificate of Incorporation of Denali (the “Denali Certificate”) and as provided by the Delaware General Corporation Law.

(ii) 72,490,563 shares of Denali Common Stock are reserved for issuance to officers, directors, employees and consultants of Denali pursuant to the Denali Holding Inc. 2012 Long-Term Incentive Plan, Denali Holding Inc. Amended and Restated 2002 Long-Term Incentive Plan, and the 2013 Denali Holding Inc. Stock Incentive Plan (the “Stock Plans”). Of such reserved shares of Denali Common Stock, 795,649 shares have been issued pursuant to restricted stock purchase agreements, options to purchase 54,857,612 shares have been granted and are currently outstanding, and 16,599,065 shares of Denali Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plans.

(iii) Except as specified in Subsection 3(g)(ii) of the Denali Disclosure Schedule or as otherwise specified in this Section 3(g), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from Denali any shares of Denali Common Stock, or any securities convertible into or exchangeable for shares of Denali Common Stock or other capital stock of Denali. All outstanding shares of Denali Common Stock and all shares of Denali Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of Denali upon any proposed transfer (other than transfers for estate planning purposes), and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following Denali’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(iv) The Indebtedness of Denali consists, as of January 31, 2015, of the Indebtedness set forth in Subsection 3(g)(iv) of the Denali Disclosure Schedule.

(h) Solvency. Denali, before and after giving effect to the transactions contemplated herein, including without limitation the sale and issuance by the Company, and purchase by the Investors, of the Notes, is Solvent.

4. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of a Note as follows:

(a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. Such Investor has been advised that the Notes and the securities into which the Notes may be converted (collectively, the “Securities”) have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Securities or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, within the meaning of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Securities. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. Such Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Any such information is true, correct, timely and complete. The residency of such Investor (or, in the case of a partnership or corporation, Investor’s principal place of business) is correctly set forth beneath such Investor’s name on Schedule I hereto.

(c) Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Notes.

(d) Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(e) No “Bad Actor” Disqualification Events. Neither (i) such Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Investor is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

5. Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by any of the Investors solely with respect to the transaction by such Investor:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 and by Denali in Section 3 shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company and Denali shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by such Investor, of the Notes shall be legally permitted by all laws and regulations to which the Investors, the Company or Denali are subject.

(d) Transaction Documents. The Company and Denali shall have duly executed and delivered to the Investors the following documents:

(i) This Agreement; and

(ii) Each Note issued hereunder.

(e) Solvency Certificate. The Company and Denali shall have duly executed and delivered to the Investors a certificate of a responsible officer of each of the Company and Denali certifying that, both before and after giving effect to the transactions contemplated herein, including without limitation the sale and issuance by the Company, and purchase by the Investors, of the Notes, each of the Company and Denali are Solvent.

(f) Closing Certificate. The Company and Denali shall have duly executed and delivered to the Investors a certificate of a responsible officer of each of the Company and Denali certifying that, as of the Closing Date, (i) no Event of Default (as defined in the Note) has occurred and is continuing, and (ii) the conditions set forth in Sections 5(a) and (b) herein are satisfied.

(g) Company Corporate Documents. The Company shall have delivered to the Investors each of the following:

(i) A certificate of the Secretary of the Company, dated the Closing Date, certifying (a) that the Articles of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Georgia and attached thereto, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the Closing Date; and (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement and the Notes and the consummation of the transactions contemplated hereby and thereby; and

(ii) A Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date prior to the Closing Date by the Secretary of State of the State of Georgia.

(h) Denali Corporate Documents. Denali shall have delivered to the Investors each of the following:

(i) A certificate of the Secretary of Denali, dated the Closing Date, certifying (a) that the Denali Certificate, certified as of a recent date by the Secretary of State of the State of Delaware and attached thereto, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the Bylaws of Denali as in effect on the Closing Date; and (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Denali and continuing in effect, which authorize the execution, delivery and performance by Denali of this Agreement and the Notes and the consummation of the transactions contemplated hereby and thereby; and

(ii) A Certificate of Good Standing or comparable certificate as to Denali, certified as of a recent date prior to the Closing Date by the Secretary of State of the State of Delaware.

(i) Adverse Nasdaq Determination. The Company shall not have received from the staff of the NASDAQ Stock Market LLC a determination or other communication that would preclude the Company’s Board of Directors from concluding that David Dorman is an independent director pursuant to Nasdaq Listing Rule 5605(a)(2)(B) or 5605(a)(2)(D).

(j) Centerview Capital Contributions. Solely with respect to Centerview’s obligations hereunder, Centerview shall have received sufficient capital contributions to allow it to satisfy its obligations under this Agreement.

(k) Registration Rights Agreement. The Company and the Investors shall have executed and delivered a registration rights agreement substantially consistent with the terms set forth in Exhibit D.

6. Conditions to Additional Closings of the Investors. The obligations of any Investor participating in an Additional Closing are subject to the fulfillment, on or prior to the applicable Additional Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors participating in such Additional Closing:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 and Denali in Section 3 shall be true and correct in all material respects on the applicable Additional Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Additional Closing Date with certain federal and state securities commissions, the Company and Denali shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes at such Additional Closing.

(c) Legal Requirements. At the Additional Closing, the sale and issuance by the Company, and the purchase by such Investor participating in such Additional Closing, of the Notes shall be legally permitted by all laws and regulations to which such Investor, the Company or Denali are subject.

(d) Transaction Documents. The Company and Denali shall have duly executed and delivered to the Investors participating in such Additional Closing each Note to be issued at such Additional Closing and shall have delivered to such Investors fully executed copies, if applicable, of all documents delivered to the Investors participating in the initial Closing.

(e) Solvency Certificate. The Company and Denali shall have duly executed and delivered to the Investors a certificate of a responsible officer of each of the Company and Denali certifying that, both before and after giving effect to the transactions contemplated herein, including without limitation the sale and issuance by the Company, and purchase by the Investors, of the Notes on the Additional Closing Date, each of the Company and Denali are Solvent.

(f) Closing Certificate. The Company and Denali shall have duly executed and delivered to the Investors a certificate of a responsible officer of each of the Company and Denali certifying that, as of the Additional Closing Date, (i) no Event of Default (as defined in the Note) has occurred and is continuing, and (ii) the conditions set forth in Sections 6(a) and (b) herein are satisfied.

(g) Corporate Documents. The Company and Denali shall have delivered to the Investors a Secretary Certificate, dated such Additional Closing Date, certifying that the certifications made in the Secretary Certificate delivered to the Investors at the initial Closing remain true and correct.

(h) Adverse Nasdaq Determination. The Company shall not have received from the staff of the NASDAQ Stock Market LLC a determination or other communication that would preclude the Company’s Board of Directors from concluding that David Dorman is an independent director pursuant to Nasdaq Listing Rule 5605(a)(2)(B) or 5605(a)(2)(D).

7. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing and at each Additional Closing is subject to the fulfillment, on or prior to the Closing Date or the applicable Additional Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by the applicable Investors in Section 4 shall be true and correct when made, and shall be true and correct on the Closing Date and the applicable Additional Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date or the applicable Additional Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c) Legal Requirements. At the Closing and at each Additional Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Notes shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(d) Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Investor referenced in Section 1(b).

(e) Adverse Nasdaq Determination. The Company shall not have received from the staff of the NASDAQ Stock Market LLC a determination or other communication that would preclude the Company’s Board of Directors from concluding that David Dorman is an independent director pursuant to Nasdaq Listing Rule 5605(a)(2)(B) or 5605(a)(2)(D).

8. Market-Standoff. Each Investor hereby agrees that Investor shall not, subject to certain exceptions, without the prior written consent of the representatives on behalf of the underwriters, at any time prior to the one year anniversary of the date of the final prospectus for the Company’s initial public offering (the “Restricted Period”):

(a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Company Common Stock or any securities convertible into or exercisable or exchangeable for shares of Company Common Stock;

(b) file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Company Common Stock or any securities convertible into or exercisable or exchangeable for Company Common Stock; or

(c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company Common Stock;

whether any such transaction described above is to be settled by delivery of Company Common Stock or such other securities, in cash or otherwise. In addition, such Investor agrees that, without the prior written consent of the representatives on behalf of the underwriters, Investor will not, during the

Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of Company Common Stock or any security convertible into or exercisable or exchangeable for Company Common Stock. Notwithstanding anything to the contrary herein, each Investor may effect a transfer of Company Common Stock to a controlled Affiliate of Investor with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

In addition, within two (2) business days of a request by the underwriter, each Investor agrees to execute a market-standoff agreement in substantially the form attached to this Agreement as Exhibit E.

The representatives, in their sole discretion, may release the Company Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

9. Centerview Capital Contributions. Centerview or one of its Affiliates shall initiate its request for capital contributions sufficient to satisfy Centerview’s obligations under this Agreement and shall use commercially reasonable efforts to complete its capital contribution process within two (2) business days prior to August 3, 2015.

10. Reporting Requirement. Denali and the Company hereby jointly and severally agree that so long as any Note remains outstanding, each of Denali and the Company shall or shall cause a copy of any document or information, including, without limitation, any compliance certificate, financial statements or notices, delivered pursuant to the Denali Debt or to the Denali Creditors to be simultaneously delivered to each Investor holding an outstanding Note, which shall, without limitation, also include a document substantially similar in substance and format for the relevant time periods to that certain document titled “Consolidated EBITDA Reporting & Financial Metrics,” a copy of which has been provided by the Company to Centerview for the fiscal quarter and trailing twelve months ended January 30, 2015.

11. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest of Investors; provided however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of any Note without the affected Investor’s written consent, (ii) reduce the rate of interest of any Note without the affected Investor’s written consent or (iii) extend the maturity date of the Note without the affected Investor’s written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto. Notwithstanding the foregoing, this Agreement may be amended to add a party as an Investor hereunder in connection with Additional Closings without the consent of any other Investor, by delivery to the Company of a counterparty signature page to this Agreement, together with a supplement to Schedule I and Exhibits B and C hereto. Such amendment shall take effect at the Additional Closing and such party shall thereafter be deemed an “Investor” for all purposes hereunder and Schedule I and Exhibits B and C hereto shall be updated to reflect the addition of such Investor.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in Delaware.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 11(e) and 11(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f) Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors and any attempted assignment in contravention hereof shall be void.

(g) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at One Dell Way, RR1-33, Round Rock, Texas 78682, (512) 283-9501, Attention: Janet B. Wright, or at such other address or facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(i) Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents, provided that, Denali and the Company shall jointly and severally pay all out of pocket expenses reasonably incurred by any Investor (including the reasonable fees, charges and disbursements of counsel for such Investor) in connection with the enforcement or protection of its rights hereunder.

(j) Termination. In the event that the Closing Conditions set forth in Sections 5, 6 and 7 are not satisfied on or before August 3, 2015, any party may terminate this Agreement without any obligation or liability to any other party hereto, except in the case of fraud.

(k) Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or other electronically transmitted copies of signed signature pages will be deemed binding originals.

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY: SECUREWORKS HOLDING CORPORATION a Georgia corporation

By:	/s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Assistant Secretary

DENALI: DENALI HOLDING INC. a Delaware corporation

By:	/s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Assistant Secretary

INVESTORS:

Centerview Capital Technology Fund

(Delaware), L.P.

By: Centerview Capital Technology Fund GP

(Delaware), L.P., its General Partner

By: Centerview Capital Technology Ltd.,

its General Partner

By:	/s/ Edwin B. Hooper III
Edwin B. Hooper III, Director

Centerview Capital Technology Fund-A (Delaware), L.P. By: Centerview Capital Technology Fund GP (Delaware), L.P., its General Partner By: Centerview Capital Technology Ltd., its General Partner

By:	/s/ Edwin B. Hooper III
Edwin B. Hooper III, Director

Centerview Capital Technology Employee Fund, L.P. By: Centerview Capital Technology Fund GP (Delaware), L.P., its General Partner By: Centerview Capital Technology Ltd., its General Partner

By:	/s/ Edwin B. Hooper III
Edwin B. Hooper III, Director

INVESTORS:

/s/ Pamela Daley
Pamela Daley

INVESTORS:

/s/ William R. McDermott
William R. McDermott

INVESTORS:

/s/ James Whitehurst
James Whitehurst

INVESTORS:

/s/ Mark J. Hawkins
Mark J. Hawkins

SCHEDULE I

SCHEDULE OF INVESTORS*

Name and Address	Note Amount
Centerview Capital Technology Fund (Delaware), L.P. Address for all notices: [ ]	$13,624,591.00

Centerview Capital Technology Fund-A (Delaware), L.P. Address for all notices: [ ]	$4,900,409.00

Centerview Capital Technology Employee Fund, L.P. Address for all notices: [ ]	$975,000.00

Pamela Daley Address for all notices: [ ]	$1,000,000

William R. McDermott Address for all notices: [ ]	$1,000,000

James Whitehurst Address for all notices: [ ]	$500,000

Mark J. Hawkins Address for all notices: [ ]	$500,000

* as amended on July 31, 2015 to remove one proposed purchaser and on September 14, 2015 to add Mark J. Hawkins as an Investor.

Exhibit A

FORM OF NOTE

See attached.

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SECUREWORKS HOLDING CORPORATION

CONVERTIBLE PROMISSORY NOTE

$[ ]	, 2015

FOR VALUE RECEIVED, SecureWorks Holding Corporation, a Georgia corporation (the “Company”), promises to pay to [                                ](“Investor”), or its registered successors or assigns, in lawful money of the United States of America the principal sum of [            ] Dollars ($[            ]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 5% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Unless earlier converted pursuant to Section 4 hereof, all unpaid principal, together with any then unpaid and accrued interest, shall be due and payable on the earlier of (i) five (5) business days prior to February 3, 2017 (the “Initial Maturity Date”), unless such date is extended by mutual written consent of the Investor, in its sole discretion, and the Company in accordance with the terms hereof to August 3, 2018 (the “Extended Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of several “Notes” issued pursuant to the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

12. Payment.

(a) Interest. Accrued interest on this Note shall be payable at the Initial Maturity Date unless, prior thereto, the term of the Note is extended to the Extended Maturity Date by mutual written consent of the Investor, in its sole discretion, and the Company (the “Extension”).

(b) Repayment of Note. Subject to Section 1(d), unless the Company and the Investor have mutually agreed to an Extension in accordance with Section 1(a) or the Company has received notice pursuant to Section 4(b), the principal and accrued interest on this Note shall be payable in full five (5) business days prior to the Initial Maturity Date. In the event that the Company and the Investor have mutually agreed to an Extension, subject to Section 1(d), the principal and accrued interest on this Note shall be payable in full five (5) business days prior to the Extended Maturity Date.

(c) Voluntary Prepayment. This Note may not be prepaid without the prior written consent of a Majority in Interest of the Investors.

(d) Mandatory Prepayment. In the event of a Change of Control on or prior to the Initial Maturity Date or, as applicable, the Extended Maturity Date, the outstanding principal amount of this Note shall become due and payable immediately prior to the consummation of such Change of Control, together with an additional amount equal to 25% of the then outstanding aggregate principal amount of this Note. For purposes of clarity, no accrued interest shall be due and payable to Investor in connection with, upon consummation of or at any time following such Change of Control, and Investor hereby waives any rights to payment of any accrued interest thereon.

13. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due, and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay; or

(b) Breaches of Covenants. The Company shall fail to observe or perform any other material covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 2(a)), and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure; or

(c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

14. Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 2(d) or 2(e)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the prior written consent of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(d) or 2(e), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the prior written consent of a Majority in Interest of Investors, exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

15. Conversion.

(a) Automatic Conversion in Connection with the Initial Public Offering. In the event of an Initial Public Offering prior to the Initial Maturity Date or the Extended Maturity Date, as applicable, the outstanding principal amount of this Note shall automatically convert into fully paid and nonassessable shares of the class of common stock of the Company sold and issued to the public in connection with such Initial Public Offering (the “Company Common Stock”) at a price per share equal to the Company Conversion Price. Investor may convert the principal under this Note into Company Common Stock only in connection with the Initial Public Offering. No accrued interest under this Note shall convert into Company Common Stock. In connection with any conversion pursuant to this Section 4(a), Investor hereby waives any right to payment of accrued interest thereon.

(b) Optional Conversion into Denali Common Stock. At least twenty (20) business days prior to the Initial Maturity Date, unless this Note has been repaid in full pursuant to its terms or the Note has otherwise been converted into Company Common Stock pursuant to Section 4(a), Investor may, at Investor’s sole discretion, at any such time (but is not required to) deliver a written notice to the Company electing to convert all (but not less than all) of the then outstanding principal amount of this Note into shares of Series A Common Stock (the “Denali Common Stock”) of Denali Holding Inc., a Delaware corporation (“Denali”), of which the Company is an indirect wholly-owned subsidiary, at a price per share equal to the Denali Conversion Price. No accrued interest under this Note shall convert into Denali Common Stock. In connection with any conversion pursuant to this Section 4(b), Investor hereby waives any right to payment of accrued interest thereon. If the Investor fails to deliver the notice specified in this Section 4(b) within such specified period, Investor waives any further right to convert the then outstanding principal amount of this Note into Denali Common Stock.

(c) Conversion Procedure.

(i) Conversion Pursuant to Section 4(a). If this Note is to be automatically converted into Company Common Stock, the Company shall deliver written notice to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the Company Conversion Price, the principal amount of the Note to be converted, and the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company such ancillary agreements, with customary representations and warranties, as may be reasonably requested. Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) for cancellation upon the conversion of this Note into Company Common Stock; provided, however, that upon the closing of the Initial Public Offering, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(c)(iii). Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made immediately prior to the closing of the Initial Public Offering, and on and after such date the Persons entitled to receive the shares of Company Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii) Conversion Pursuant to Section 4(b). Before Investor shall be entitled to convert this Note into Denali Common Stock, it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 4(b). Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company a counterpart signature page to that certain Series A Stockholders Agreement, dated February 6, 2014, by and among Denali and the other stockholders specified therein, an accurate and complete copy of which has been provided to the Investor. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares of Denali

Common Stock to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(c)(iii).

(iii) Fractional Shares; Interest; Effect of Conversion. No fractional shares (whether the conversion is pursuant to Section 4(a) or 4(b)) shall be issued upon conversion of this Note. In lieu of the Company or Denali, as applicable, issuing any fractional shares to the Investor upon the conversion of this Note, the Company or Denali, as applicable, shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company and Denali (with respect to its obligations under Section 4(b)) shall be forever released from all their respective obligations and liabilities under this Note, and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(d) Notices of Record Date. In the event of:

(i) Any taking by Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) Any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company; or

(iii) Any voluntary or involuntary dissolution, liquidation or winding-up of Company,

Company will mail to Investor at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

16. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Affiliate” means, with respect to a person or entity, any other person or entity that directly or indirectly, controls, is controlled by or is under common control with such person or entity.

“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the total voting power represented by the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company or a subsidiary of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Centerview” shall mean Centerview Capital Technology Fund (Delaware), L.P., Centerview Capital Technology Fund-A (Delaware), L.P., and Centerview Capital Technology Employee Fund, L.P.

“Company Common Stock” has the meaning given in Section 4(a).

“Company Conversion Price” shall mean 80% of the offering price per share of Company Common Stock to the public in the Initial Public Offering.

“Denali” has the meaning given in Section 4(b).

“Denali Common Stock” has the meaning given in Section 4(b).

“Denali Conversion Price” shall mean 80% of the fair market value of one share of Denali Common Stock on the date of the Company’s receipt of the notice from the Investor specified Section 4(b) of this Note, as determined in good faith by the board of directors of Denali (the “Denali Board”) based on the then most current periodic valuation of the shares of Denali Common Stock by Denali’s independent valuation firm (or, in the sole discretion of the Denali Board, upon any new valuation by such independent valuation firm as shall be requested by the Denali Board), in any case as adjusted by the Denali Board for changes to the fair market value from the date of such valuation to the date of conversion.

“Denali Creditors”means the agents, trustees and/or lenders, as applicable, under each of the ABL Credit Agreement, the Credit Agreement and the Indenture, and any of their successors and assigns, and “Denali Creditor” shall mean any one of them.

“Denali Debt”means that certain ABL Credit Agreement, dated as of October 29, 2013, by and among Denali Intermediate, Inc., Denali Acquiror Inc., Dell, Inc., Dell International L.L.C., Dell Canada Inc., and Dell Product (collectively, the “Loan Parties”), and Bank of America, N.A. as administrative agent (the “ABL Credit Agreement”), that certain Credit Agreement, dated as of October 29, 2013, by and among the Loan Parties, the lenders party thereto, and Bank of America, N.A. as administrative agent and collateral agent (the “Credit Agreement”), and that certain Indenture, dated as of October 7, 2013, by and among Denali Borrower LLC, Denali Finance Corp., Denali Acquiror Inc., the other guarantors from time to time party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and as collateral agent (the “Indenture”), in each case as amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time, and any and all related notes, schedules, exhibits, security agreements, collateral agreements, guarantees, instruments, certificates and other “Loan Documents” (as defined in the applicable agreement) entered into pursuant to any of the ABL Credit Agreement, Credit Agreement and Indenture, respectively.

“Event of Default” has the meaning given in Section 2.

“Indebtedness”: of any Person at any date, without duplication: (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than (a) current trade payables incurred in the ordinary course of such Person’s business, and (b) purchase price adjustments and indemnity obligations in each case until such time as the amount of the asserted payment is reasonably determined and not contested in good faith); (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all capital lease obligations and all synthetic lease obligations of such Person; (vi) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements; (vii) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (vi) above; (viii) all obligations of the kind referred to in clauses (i) through (vii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s common stock pursuant to a registration statement filed under the Securities Act.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

“Majority in Interest of Investors” shall mean Investors holding more than 50% of the aggregate outstanding principal amount of the Notes, which, for the avoidance of doubt, shall be Centerview, unless the Notes are transferred or assigned by Centerview in accordance with the provisions hereof.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Notes” shall mean the convertible promissory notes issued pursuant to the Purchase Agreement.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean the Note Purchase Agreement, dated June 30, 2015 (as amended, modified or supplemented), by and among the Company, Denali and the Investors (as defined in the Purchase Agreement) party thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” shall mean this Note, each of the other Notes and the Purchase Agreement.

17. Miscellaneous.

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i) Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) Without the Company’s prior written consent (which the Company may withhold in its sole discretion), Investor may not offer, sell or otherwise transfer or assign this Note, the securities into which this Note may be converted or any rights thereto to any third party; provided, however, that Investor may effect such a transfer to a controlled Affiliate of Investor with the prior written consent of the Company (which consent shall not be unreasonably withheld). Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the

Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

(iv) Investor agrees not to sell, assign, transfer, pledge or otherwise dispose of any Securities, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. Investor will promptly notify the Company in writing if Investor or, to Investor’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f) Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state. The parties agree that any action brought by either party under or in relation to this Note, including without limitation to interpret or enforce any provision of this Note, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in Delaware.

(i) Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.

(j) Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note. Facsimile or other electronically transmitted copies of signed signature pages to this Note will be deemed binding originals thereof.

The Company has caused this Note to be issued as of the date first written above.

SECUREWORKS HOLDING CORPORATION a Georgia corporation

By:
Name:
Title:

DENALI HOLDING INC. a Delaware corporation

By:
Name:
Title: